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                                              EXHIBIT 15







       The Board of Directors
       Polaroid Corporation


       Ladies and Gentlemen:

        Re: Registration statements No. 33-36384 on Form S-8, No. 33-44661 on Form S-3, No. 33-51173 on Form S-8, No. 333-0791 on Form S-3, No. 333-32279 on Form S-8, No. 333-32281 on Form S-8, No.
                  333-32283 on Form S-8, No. 333-32285 on Form S-8, and No.
                  333-67647 on Form S-3 of Polaroid Corporation.

       With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 14, 1999, related to our review of interim financial information.

       Pursuant to Rule 436(c) under the Securities Act of 1933, (the "Act") such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                                Very truly yours,


                                                KPMG LLP


       Boston, Massachusetts
       May 12, 1999